EXHIBIT 21

FIRST NATIONAL OF NEBRASKA, INC.

State or Other Jurisdiction of Incorporation or Organization
First National Bank of Omaha	United States (pursuant to the National Bank Act)
Wholly-owned subsidiaries:
First National Equipment Financing, Inc.	Nebraska
SPC, Inc. (doing business as First of Omaha Merchant Processing)	Nebraska
Cornerstone Mortgage Company	Texas
Majority-owned subsidiaries:
Alternative Borrowing Systems, L.L.C.	Nebraska
First National of Nebraska Community Development Corporation	Nebraska
First National Bank (doing business as First National Bank of Alliance-Chadron-Gering-North Platte-Scottsbluff; doing business in Chadron as First National Bank North Platte)	United States (pursuant to the National Bank Act)
First National Bank and Trust Company of Columbus	United States (pursuant to the National Bank Act)
Platte Valley State Bank & Trust Company	Nebraska (state-chartered bank)
The Fremont National Bank and Trust Company	United States (pursuant to the National Bank Act)
Wholly-owned subsidiary:
Nebraska Trust Company, National Association	United States (pursuant to the National Bank Act)
First National of Colorado, Inc.	Delaware
Wholly-owned subsidiaries:
First National Bank (Fort Collins, Colorado)	United States (pursuant to the National Bank Act)
Union Colony Bank (Greeley, Colorado)	Colorado (state-chartered bank)
First National Bank of Colorado (Boulder, Colorado)	United States (pursuant to the National Bank Act)
Professional Career Services, Inc.	Colorado
FNC Trust Group, National Association	United States (pursuant to the National Bank Act)
First National Bank of Kansas	United States (pursuant to the National Bank Act)
First National Bank South Dakota	United States (pursuant to the National Bank Act)
First National of Illinois, Inc.
Wholly-owned subsidiary:
Castle Bank, National Association (DeKalb, Illinois)	United States (pursuant to the National Bank Act)
First National Credit Corporation	Nebraska
InfiCorp Holdings, Inc.	Delaware
Wholly-owned subsidiaries:
InfiStar Corporation	Delaware
InfiBank, National Association	United States (pursuant to the National Bank Act)
Data Management Products, Inc.	Nebraska
Platinum Recovery Solutions, Inc.	Nebraska

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EXHIBIT 21

FIRST NATIONAL OF NEBRASKA, INC.

(continued)

State or Other Jurisdiction of Incorporation or Organization
First National Services Corporation	Nebraska
Whitetail Finance Company	Nebraska
First Technology Solutions, Inc.	Nebraska
Insync Investments, Ltd. (doing business as Information Systems, Inc. and First National Information Solutions, Inc.)	Nebraska
Wholly-owned subsidiaries:
Path Technology Group, Inc.	Iowa
Mountain States Micrographics, Inc. (doing business as Mountain States Imaging, Inc.)	Colorado
First National Buildings, Inc.	Nebraska
Gregory's Insurance, Inc.	Nebraska
Majority-owned subsidiaries:
First State Reinsurance Company, Ltd.	Nevis, West Indies
First Affinity Reinsurance Company, Ltd.	Nevis, West Indies
First Premium Reinsurance Company, Ltd.	Nevis, West Indies
First Standard Reinsurance Company, Ltd.	Nevis, West Indies
First Agent Reinsurance Company, Ltd.	Nevis, West Indies

65